                                                        PARTNERSHIP EXHIBIT 99.1


                        CENTEX DEVELOPMENT COMPANY, L.P.
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                                  SCHEDULE III
                                 MARCH 31, 2001
                             (DOLLARS IN THOUSANDS)


               Column A                      Column B                     Column C                    Column D
-------------------------------------     --------------     ---------------------------------    ----------------
                                                                                                  Cost Capitalized
                                                                                                   Subsequent to
                                                                 Initial Cost to Company             Acquisition
                                                             ---------------------------------    ----------------
                                                                                 Buildings &           Land &
             Description                   Encumbrances           Land           Improvements       Improvements
-------------------------------------     --------------     --------------     --------------     --------------

Charlotte, North Carolina
  Westlake I - Industrial Building        $        1,707     $          341     $           --     $        1,790
  Westlake II - Industrial Building                4,800                486                 --              5,198
  Westlake III - Industrial Building               3,691                439                 --              3,732
  Westlake IV - Industrial Building               12,169              1,413                 --             12,362
  Westlake V - Industrial Building                 4,993                625                 --              4,103

Camarillo, California
  Camarillo I - Industrial Building                5,410              1,300                 --              4,993
   Land held for development and sale              1,960              4,651                 --              1,997

Oxnard, California
   Land held for development and sale                 --                837                 --                (11)

Pinellas Park, Florida
  Gateway I - Industrial Building                  6,970                760                 --              4,745
   Land held for development and sale                 --                555                 --                 14

Plantation, Florida
  Southpointe I - Office Building                 16,818              1,787                 --             15,550

St. Petersburg, Florida
   Land held for development and sale              2,000              2,025                 --                 --

Gardner, Massachusetts
  Summit I - Industrial Building                   2,001                205                 --              2,221

Ann Arbor, Michigan
   Land held for development and sale                636                897                 --                 --

Henderson, Nevada
   Land held for development and sale              5,500              6,002                 --                 --

Allen, Texas
   Land held for development and sale                 --                763                 --                 --

Dallas, Texas
  Citymark I - Office Building                    19,157              5,677             18,988                 63
  Land held for sale                                  --                428                 --                 13

Lewisville, Texas
   Land held for development and sale                 --              4,413                 --                214
   Land held for development and sale                 --              3,083                 --                  1

The Colony, Texas
   Land held for development and sale                 --              5,048                 --                 24
                                          --------------     --------------     --------------     --------------
                                          $       87,812     $       41,735     $       18,988     $       57,009
                                          ===============    ==============     ==============     ==============







               Column A                                 Column E                     Column F           Column G
-------------------------------------       ---------------------------------     --------------     --------------
                                                    Gross Amount at
                                                    Which Carried at
                                                    Close of Period
                                            ---------------------------------
                                                                Buildings &        Accumulated             Year
             Description                         Land           Improvements       Depreciation        Constructed
-------------------------------------       --------------     --------------     --------------     --------------

Charlotte, North Carolina
  Westlake I - Industrial Building          $          341     $        1,790     $          163               1999
  Westlake II - Industrial Building                    486              5,198                252               2000
  Westlake III - Industrial Building                   439              3,732                 62               2001
  Westlake IV - Industrial Building                  1,413             12,362                 --               2001
  Westlake V - Industrial Building                     625              4,103                 27               2001

Camarillo, California
  Camarillo I - Industrial Building                  1,300              4,993                411               2000
   Land held for development and sale                6,648                 --                 --

Oxnard, California
   Land held for development and sale                  826                 --                 --

Pinellas Park, Florida
  Gateway I - Industrial Building                      760              4,745                267               2000
   Land held for development and sale                  569                 --                 --

Plantation, Florida
  Southpointe I - Office Building                    1,787             15,550              1,166               2000

St. Petersburg, Florida
   Land held for development and sale                2,025                 --                 --

Gardner, Massachusetts
  Summit I - Industrial Building                       205              2,221                 73               2000

Ann Arbor, Michigan
   Land held for development and sale                  897                 --                 --

Henderson, Nevada
   Land held for development and sale                6,002                 --                 --

Allen, Texas
   Land held for development and sale                  763                 --                 --

Dallas, Texas
  Citymark I - Office Building                       5,677             19,051                708
  Land held for sale                                   441                 --                 --

Lewisville, Texas
   Land held for development and sale                4,627                 --                 --
   Land held for development and sale                3,084                 --                 --

The Colony, Texas
   Land held for development and sale                5,072                 --                 --
                                            --------------     --------------     --------------
                                            $       43,987     $       73,745     $        3,129
                                            ==============     ==============     ==============








               Column A                       Column H            Column I
-------------------------------------      --------------     ---------------
                                                               Life on Which
                                                              Depreciation in
                                                               Latest Income
                                                Year           Statements is
             Description                      Acquired          is Computed
-------------------------------------      --------------     ---------------

Charlotte, North Carolina
  Westlake I - Industrial Building                                    (1)
  Westlake II - Industrial Building                                   (1)
  Westlake III - Industrial Building                                  (1)
  Westlake IV - Industrial Building                                   (1)
  Westlake V - Industrial Building                                    (1)

Camarillo, California
  Camarillo I - Industrial Building                                   (1)
   Land held for development and sale           1998

Oxnard, California
   Land held for development and sale           1998

Pinellas Park, Florida
  Gateway I - Industrial Building                                     (1)
   Land held for development and sale           1998

Plantation, Florida
  Southpointe I - Office Building                                     (1)

St. Petersburg, Florida
   Land held for development and sale           1999

Gardner, Massachusetts
  Summit I - Industrial Building                                      (1)

Ann Arbor, Michigan
   Land held for development and sale           2000

Henderson, Nevada
   Land held for development and sale           2001

Allen, Texas
   Land held for development and sale           1991

Dallas, Texas
  Citymark I - Office Building                  2000                  (1)
  Land held for sale                            2000

Lewisville, Texas
   Land held for development and sale           1998
   Land held for development and sale           1998

The Colony, Texas
   Land held for development and sale           1988




(1) Depreciation of the real estate assets is calculated over the following estimated useful lives using the straight-line method:

                  Building and improvements           39 years
                  Tenant improvements                 Terms of leases



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                        CENTEX DEVELOPMENT COMPANY, L.P.
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                              NOTE TO SCHEDULE III
                                 March 31, 2001
                             (dollars in thousands)


Balance at beginning of period                      $ 100,680
     Additions during period:
          Acquisitions through foreclosure                 --
          Other acquisitions                           10,705
          Improvements etc                             27,657
          Other                                            --
                                                    ---------
                                                    $  38,362
                                                    ---------

    Deductions during period:
          Cost of real estate sold                    (16,127)(a)
          Other                                        (5,183)(b)
                                                    ---------
                                                      (21,310)
                                                    ---------

Balance at close of period                          $ 117,732
                                                    =========


(a) Amount includes sales to affiliates of approximately $10.1 million.

(b) Represents the transfer of land into Projects Under Development.